EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the following Registration
     Statements: Form S-8 No. 33-67076 and Form S-8 No. 33-87630 pertaining to the BroadBand Technologies, Inc. 1988 Incentive Stock Option Plan; Form S-8 No. 33-67724 pertaining to the BroadBand Technologies, Inc. 1992 Nonqualified Stock Option Plan; Form S-8 No. 33-73802 pertaining to the BroadBand Technologies, Inc. 401 (k) Plan; Form S-8 No. 333-09661 pertaining to the BroadBand Technologies, Inc. 5% Convertible Subordinated Notes due May 15, 2001 and Form S-8 No. 333-10443 pertaining to the BroadBand Technologies, Inc. 1,000,000 shares of common stock issuable upon exercise of outstanding warrants of our report dated January 25, 1999 with respect to the financial statements of BroadBand Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.




                                                           /S/ ERNST & YOUNG LLP
                                                           ---------------------
                                                               Ernst & Young LLP


Raleigh, North Carolina
March 26, 1999